MANAGEMENT AGREEMENTS ACQUISITION AGREEMENT
                   -------------------------------------------

         THIS MANAGEMENT AGREEMENTS ACQUISITION AGREEMENT (this "Agreement"), dated as of January 24, 1997, by and between INTEGRATED LIVING COMMUNITIES OF REDGATE, INC., a Delaware corporation ("Ghent Arms Buyer"), INTEGRATED LIVING COMMUNITIES OF VIRGINIA BEACH, INC., a Delaware corporation ("King's Grant House Buyer"), INTEGRATED LIVING COMMUNITIES OF GLOUCESTER, INC., a Delaware corporation ("Gloucester House Buyer"), INTEGRATED LIVING COMMUNITIES OF PORTSMOUTH, INC., a Delaware corporation ("Churchland House Buyer" and, together with Ghent Arms Buyer, King's Grant House Buyer and Gloucester House Buyer, collectively, the "Buyers" and individually, a "Buyer"), on the one hand, and AMERICAN RETIREMENT HOMES, INC., a Virginia corporation (the "Seller"), on the other hand.

                                    RECITALS
                                    --------

                  WHEREAS, Ghent Arms Buyer, Ghent Arms Limited Partnership, a Virginia limited partnership ("Ghent Arms"), and Bullock Corporation, a Virginia corporation ("Bullock Corporation"), are parties to that certain Asset Purchase Agreement dated as of January 24, 1997 (the "Ghent Arms Asset Purchase Agreement");

                  WHEREAS, King's Grant House Buyer, Retirement Home of Virginia Beach Limited Partnership, a Virginia limited partnership ("King's Grant House"), and Bullock Corporation are parties to that certain Asset Purchase Agreement dated as of January 24, 1997 (the "King's Grant House Asset Purchase Agreement");

                  WHEREAS, Gloucester House Buyer, Bullock Corporation as successor to Retirement Home of Gloucester Limited Partnership, formerly a Virginia limited partnership, and the Seller are parties to that certain Asset Purchase Agreement dated as of January 24, 1997 (the "Gloucester House Asset Purchase Agreement");

                  WHEREAS, Churchland House Buyer, Retirement Home of Portsmouth Limited Partnership, a Virginia limited partnership ("Churchland House"), and Bullock Corporation are parties to that certain Asset Purchase Agreement dated as of January 24, 1997 (the "Churchland House Asset Purchase Agreement" and, together with the Ghent Arms Asset Purchase Agreement, the King's Grant House Asset Purchase Agreement and the Gloucester House Asset Purchase Agreement, collectively, the "Asset Purchase Agreements" and individually, an "Asset Purchase Agreement");

                  WHEREAS, in connection with the transactions contemplated by the Asset Purchase Agreements, the Seller desires to convey to the Buyers, and the Buyers desire to acquire from the Seller, on the terms and for the consideration hereinafter provided, all of the Seller's right, title and interest in and to each of: (i) the Management Agreement, dated December 30, 1987 (the "Ghent Arms Management Agreement"), between the Seller and Ghent Arms, pursuant to which the Seller has provided operational, management, consulting and advisory services (collectively, "Management Services") to Ghent Arms in connection with the operation of the Facility (as defined in

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the Ghent Arms Asset Purchase Agreement);  (ii) the Management Agreement,  dated
April 1, 1987 (the "King's Grant House Management Agreement"), between the Seller and King's Grant House, pursuant to which the Seller has provided
Management Services to King's Grant House in connection with the operation of the Facility (as defined in the King's Grant House Asset Purchase Agreement);
(iii) the Management Agreement, dated October 1, 1994 (the "Gloucester House Management Agreement"), between the Seller and Gloucester House, pursuant to which the Seller has provided Management Services to Gloucester House in connection with the operation of the Facility (as defined in the Gloucester House Asset Purchase Agreement); and (iv) the Management Agreement, dated June 4, 1987 (the "Churchland House Management Agreement" and, together with the Ghent Arms Management Agreement, the King's Grant House Management Agreement and
the  Gloucester  House  Management  Agreement,   collectively,  the  "Management
Agreements" and, individually, a "Management Agreement"), between the Seller and Gloucester House, pursuant to which the Seller has provided Management Services to Churchland House in connection with the operation of the Facility (as defined in the Churchland House Asset Purchase Agreement); and

                  WHEREAS, it is a condition precedent to the obligations of the Buyers, on the one hand, and the Seller, on the other hand, under the respective Asset Purchase Agreement and the Unification Agreement (as hereinafter defined), that each other party, respectively, execute and deliver this Agreement;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

I.                         Purchase and Sale of Interest.
                           ------------------------------

A. The Seller hereby sells, assigns, transfers, conveys and delivers to the Buyers, and the Buyers hereby purchases and accepts from the Seller, for the aggregate purchase price of Five Million Seventy-Six Thousand Five Hundred Dollars ($5,076,500) (the "Purchase Price"), all of the Seller's right, title and interest in, to and under each Management Agreement, free and clear of all liens, charges, claims or encumbrances of any kind whatsoever.

A. The Purchase Price shall be payable on the date hereof as follows:

                           (i) if the Closing Date (as defined in each Asset Purchase Agreement) shall occur on or prior to January 31, 1997:

                               A. by delivery of a  certified  or official  bank
             check payable to the Seller in the amount of Four Million Seven Hundred Fifty-Six Thousand Five Hundred Dollars ($4,756,500); and


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                               B. by release  to the Seller of the Escrow  Funds
             under and as  defined  in the Cash  Escrow  Agreement,  dated as of
             November  25,  1996,   among  Bullock   Corporation,   the  Seller,
             Integrated  Living  Communities,   Inc.,  a  Delaware   corporation
             ("ILC"), and First American Title Insurance Company of New York as escrow agent, pursuant to the terms of the Unification Agreement, dated of even date herewith (the "Unification Agreement"), among ILC, the Buyers and the Operator Affiliates (as therein defined); or

                           (ii) if the Closing Date shall occur after January 31, 1997 but on or prior to July 31, 1997:

                               A. by delivery of a  certified  or official  bank
             check payable to the Seller in the amount of Four Million Seven Hundred Fifty-Six Thousand Five Hundred Dollars ($4,756,500); and

                               B. by application  of the Escrow Funds,  pursuant
             to the terms of the Unification Agreement.

I. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Buyers that, as of the Closing Date (as defined in each Asset Purchase Agreement):

A. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia with full corporate power and authority to own or lease its properties and to conduct its business in the manner such business is conducted by it.

A. The Seller has full corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Seller of this Agreement and of all other documents, instruments and agreements contemplated hereby to be executed and delivered by the Seller do not and will not conflict with or breach, or constitute a default under, the Seller's Articles of Incorporation or By-laws. The execution, delivery and performance of this Agreement and each such other document, instrument and agreement by the Seller have been duly authorized and approved by the Seller's Board of Directors and shareholder(s) and no further corporate action is required to authorize the execution, delivery and performance by the Seller of this Agreement or such other document, instrument or agreement. This Agreement and each such other document, instrument and agreement have been duly executed and delivered by a duly authorized officer of the Seller and constitute the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their terms.

A. The execution, delivery and performance of this Agreement and of all other documents, instruments and agreements contemplated hereby or in connection herewith to be executed and delivered by the Seller and the

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consummation of the transactions contemplated hereby and thereby do not and will not conflict with or breach, or constitute a default under, the terms, provisions or conditions of any contract, indenture, agreement, mortgage, or other instrument, commitment or obligation to which the Seller is a party or by which the Seller is bound, including, but not limited to, the Management Agreements, or, of any statute, order, rule or regulation of any court or of any government or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. No consent, license, approval, order or authorization of, or registration, filing or declaration with any government authority is required for the execution, delivery and performance by the Seller of this Agreement and no consent of any third party is required to be obtained by the Seller to assign to the Buyers all of the Seller's right, title and interest in, to and under the Management Agreements.

A. Each Management Agreement constitutes the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with its terms.

A. No party to any Management Agreement has the right to terminate such Management Agreement pursuant to the terms thereof. There exists no default by either party to any Management Agreement in the observance or performance of such party's obligations thereunder.

A. To the Seller's knowledge, no representation or warranty or other statement made by any Operator (as defined in each Asset
Purchase Agreement) in any Asset Purchase Agreement, in the Disclosure Letter (as defined in each Asset Purchase Agreement) or in any document, certificate or instrument furnished or to be furnished by any Operator to any Buyer is or will be false or misleading as to any material fact, or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading. To the Seller's knowledge, the Operators have provided to the Buyers all material information related to the Acquisition Assets and the Business (each as defined in each Asset Purchase Agreement).

A. Except as set forth in Sections 4.7, 6.5(b) and 6.21(b) of the Disclosure Letter (as defined in each Asset Purchase Agreement), there is no fact known to the Seller (other than general economic or industry conditions) that would have, or as far as the Seller can reasonably foresee, could have a Material Adverse Effect (as defined in each Asset Purchase Agreement).

I. Representations and Warranties of the Buyers. Each Buyer hereby represents and warrants to the Seller that, as of the Closing Date:

A. Each Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease its properties and to conduct its business in the manner such business is conducted by it.

A. Each Buyer has full corporate power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereby. The execution, delivery and performance by each Buyer of this Agreement and all other documents, instruments and agreements contemplated hereby do not and will not conflict with or breach, or constitute a default under, such Buyer's Certificate of Incorporation or By-Laws. The execution, delivery and performance of this Agreement by each Buyer has been duly authorized and approved by its Board of Directors. This Agreement constitutes the legal, valid and binding obligations of each Buyer enforceable against such Buyer in accordance with its terms.

A. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with or breach, or constitute a default under, the terms, provisions or conditions of any contract, indenture, agreement, mortgage, or other instrument, commitment or obligation to which such Buyer is a party or by which such Buyer is bound, or, of any statute, order, rule or regulation of any court or of any government or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. No consent, license, approval, order or authorization of, or registration, filing or declaration with any government authority is required for the execution, delivery and performance by any Buyer of this Agreement and no consent of any third party is required to be obtained by such Buyer to acquire from the Seller all of the Seller's right, title and interest in, to and under the Management Agreements.

I. Notices. Any notice, consent, approval, demand or other communication required or permitted to be given under this Agreement (a "notice") shall be in writing, shall be delivered to the addressee at the address set forth below (or at such other address as shall be designated hereunder by notice to the other parties) personally, by FedEx (or other equivalent national overnight courier) or by registered or certified United States mail, return receipt requested, in each case with the cost of delivery prepaid or for the account of the sender and shall be deemed to have been given
(a) when delivered, if delivered in person, (b) on the next Business Day (as defined in each of the Asset Purchase Agreements), if sent by FedEx or other equivalent national overnight courier or (c) five Business Days after mailing, if mailed by registered or certified United States mail return receipt requested. The respective addresses of the parties for notice are as follows:

                  If to Ghent Arms Buyer:

                           Integrated Living Communities of Redgate, Inc. Bernwood Centre
                           24850 Old 41 Road, Suite 10
                           Bonita Springs, Florida 34135-7022
                           Phone: (941) 947-7200
                           Fax: (941) 495-0711
                           Attn:  General Counsel

                  If to King's Grant House Buyer:

                           Integrated Living Communities of Virginia Beach, Inc. Bernwood Centre
                           24850 Old 41 Road, Suite 10
                           Bonita Springs, Florida 34135-7022
                           Phone: (941) 947-7200
                           Fax: (941) 495-0711
                           Attn:  General Counsel

                  If to Gloucester House Buyer:

                           Integrated Living Communities of Gloucester, Inc. Bernwood Centre
                           24850 Old 41 Road, Suite 10
                           Bonita Springs, Florida 34135-7022
                           Phone: (941) 947-7200
                           Fax: (941) 495-0711
                           Attn:  General Counsel

                  If to Churchland House Buyer:

                           Integrated Living Communities of Portsmouth, Inc. Bernwood Centre
                           24850 Old 41 Road, Suite 10
                           Bonita Springs, Florida 34135-7022
                           Phone: (941) 947-7200
                           Fax: (941) 495-0711
                           Attn:  General Counsel

                           in each case with a copy to:

                                    Parker Chapin Flattau & Klimpl, LLP
                                    1211 Avenue of the Americas
                                    New York, New York  10036
                                    Telephone:  (212) 704-6000
                                    Fax:  (212) 704-6288
                                    Attn:  Andrea Paretts Ascher, Esq.

                  If to Seller:

                           American Retirement Homes, Inc.
                           125 Riverbend Drive, Suite A
                           Charlottesville, Virginia 22901
                           Telephone: (804) 293-7037
                           Fax: (804) 293-8346
                           Attn: Ms. Elizabeth J. Bullock, President
                  with a copy to:

                           Michie, Hamlett, Lowry, Rasmussen and Tweel, P.C. 500 Court Square Building, Suite 300
                           Charlottesville, Virginia 22902-0298
                           Telephone: (804) 977-3390
                           Fax: (804) 295-0681
                           Attn: Denise Yvette Lunsford, Esq.

The failure to send a copy to any person designated to receive the same does not affect the validity of a notice duly given to a party.

I. Successors and Assigns; Assignment. All covenants, promises and agreements by or on behalf of the parties contained in this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns; provided, however, that nothing in this Agreement, express or implied, shall confer on the Seller the right to assign any of its rights or delegate any of its obligations hereunder at any time, whether prior to or after the date hereof.

I. Amendments, Supplements, Waivers. Except as otherwise expressly provided herein, no amendment, supplement or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by each Buyer and the Seller (in the case of an amendment or supplement) or, except as otherwise provided herein, by the waiving party (in the case of a waiver).

I. Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Virginia, without giving effect to choice or conflicts of law principles.

I. Arbitration. The parties hereto shall submit to arbitration any dispute, controversy or claim arising out of or relating to this Agreement or any agreement executed or delivered in connection herewith (including any claim for indemnification) that the parties are unable to resolve. Any such arbitration proceeding shall be conducted in the City of Fairfax, Commonwealth of Virginia before a panel of three arbitrators, in accordance with the then applicable rules of the American Arbitration Association. One arbitrator shall be appointed by the Buyers, one arbitrator shall be appointed by the Seller and one arbitrator shall be appointed by the other two arbitrators. In the event the two arbitrators selected by the parties hereto are unable to agree on a third arbitrator within 10 days following the appointment of the second arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association in accordance with its rules then applicable. In making any determination hereunder, the arbitrators shall apply Virginia law. All determinations made by a majority of the arbitrators shall be final, conclusive and binding on the parties hereto and judgment upon the award entered by a majority of the arbitrators may be entered in any court having jurisdiction. The

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arbitrators  shall  designate the respective  amounts (which may be 100%) of the expenses of the arbitration proceeding (including each party's legal and accounting fees, if any, and the expenses of the arbitrators and the arbitration proceeding). Any award rendered in any such arbitration proceeding shall be final and binding upon the parties hereto, and judgment thereon may be entered in any court of competent jurisdiction.

I. Section Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

I. Entire Agreement; Survival. This Agreement sets forth the entire agreement of the parties hereto with regard to the subject matter hereof and supersedes and replaces all prior agreements, understandings and representations, oral or written, with regard to such matters. The covenants and agreements contained in this Agreement shall survive the execution and delivery of this Agreement.

I. Severability. If any term or provision of this Agreement shall be held to be illegal, invalid or unenforceable under applicable law, it shall not affect the continued legality, validity and enforceability of each remaining term and provision hereof, each of which shall continue in full force and effect.

I. Effectiveness of Agreement. This Agreement shall not become effective and binding upon any of the parties hereto unless and until it is duly executed by each of the parties set forth below.

I. Counterparts. This Agreement may be executed in one or more counterparts and shall become effective when one or more counterparts have been signed by each of the parties hereto.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                INTEGRATED LIVING COMMUNITIES
                                OF REDGATE, INC.


                                By:
                                      John Poole, Chief Financial Officer



                                INTEGRATED LIVING COMMUNITIES
                                OF VIRGINIA BEACH, INC.


                                By:
                                      John Poole, Chief Financial Officer



                                INTEGRATED LIVING COMMUNITIES
                                OF GLOUCESTER, INC.


                                By:
                                      John Poole, Chief Financial Officer



                                INTEGRATED LIVING COMMUNITIES
                                OF PORTSMOUTH, INC.


                                By:
                                      John Poole, Chief Financial Officer



                                AMERICAN RETIREMENT HOMES, INC.


                                By:
                                      Elizabeth J. Bullock, President

ACCEPTED and AGREED TO as of
the date first above written by:

GHENT ARMS LIMITED PARTNERSHIP

By:   BULLOCK CORPORATION,
         General Partner


      By: ____________________________________
            James L. Bullock, President



ACCEPTED and AGREED TO as of
the date first above written by:

RETIREMENT HOME OF VIRGINIA BEACH LIMITED PARTNERSHIP

By:   BULLOCK CORPORATION,
         General Partner


      By: ____________________________________
             James L. Bullock, President



ACCEPTED and AGREED TO as of
the date first above written by:

RETIREMENT HOME OF PORTSMOUTH LIMITED PARTNERSHIP

By:   BULLOCK CORPORATION,
         General Partner


      By: ____________________________________
             James L. Bullock, President